UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2010, MAP Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten registered offering of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an offering price of $14.50 per share. The Company expects the net proceeds from the sale of the Shares to be approximately $40.9 million, after underwriting discounts and commissions and estimated offering expenses, assuming no exercise by the Underwriters of their over-allotment option. In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock to cover over-allotments, if any. The Company intends to use the proceeds from this offering for the development of Levadex and for general corporate purposes. Lazard Capital Markets LLC is acting as sole book-running manager for the offering and Wedbush PacGrow Life Sciences as the co-manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 and an accompanying prospectus the Company filed with the Securities and Exchange Commission on February 11, 2010, as amended on March 9, 2010, which became effective on April 16, 2010 (Registration Statement No. 333-164894). The offering is expected to close on or about October 4, 2010, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 and is incorporated herein by reference, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

On September 29, 2010, we issued a press release announcing the pricing of the underwritten registered offering described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 29, 2010, between the Company and Lazard Capital Markets LLC, as representative of the several underwriters.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release of MAP Pharmaceuticals, Inc., dated September 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010

MAP PHARMACEUTICALS, INC.

By:	/S/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

1.1	Underwriting Agreement, dated September 29, 2010, between the Company and Lazard Capital Markets LLC, as representative of the several underwriters.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release of MAP Pharmaceuticals, Inc., dated September 29, 2010.